UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2006

                          RIVIERA HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

        Nevada                     000-21430                 88-0296885
 (State or other               (Commission File           (IRS Employer
 jurisdiction of               Number)                    Identification No.)
 corporation)

 2901 Las Vegas Boulevard                                          89109
 Las Vegas, Nevada                                               (Zip code)
 (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code (702) 794-9237

  --------------------------------------------------------------------------
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01         Other Events.

         Riviera Holdings Corporation ("Riviera") has set July 7, 2006 as the record date for its 2006 annual meeting of shareholders ("Annual Meeting") and August 8, 2006 as the date for the Annual Meeting. Only holders of record of Riviera's common stock at the close of business on July 7, 2006 will be entitled to notice of, and to vote at, the Annual Meeting. At the Annual Meeting, Riviera's shareholders will vote on, among other matters, the April 5, 2006 Agreement and Plan of Merger (the "Merger Agreement"), which provides for the acquisition of Riviera by Riv Acquisition Holdings Inc. through a cash merger.

         On June 28, 2006, Riviera issued a press release reporting the Annual Meeting date, record date and certain related matters. A copy of that press release is in Exhibit 99 hereto.

Section 9 - Financial Statements and Exhibits

Section 9.01      Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits:  Exhibit 99 - Riviera Holdings Corporation press release dated
               June 28, 2006.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Date:  June 28, 2006                       RIVIERA HOLDINGS CORPORATION

                                              By:  /s/ Tullio Marchionne
                                              Tullio Marchionne
                                              Secretary